Exhibit 99.1

Adit EdTech Acquisition Corp. Announces Adjournment of Special Meeting to Approve Extension Proposal

New York, NY (December 15, 2022) – Adit EdTech Acquisition Corp. (“ADEX”) (NYSE: ADEX, ADEXU, ADEXW) convened its special meeting of its stockholders on December 14, 2022, and a proposal to adjourn the meeting was approved. ADEX will continue to solicit additional proxies on the proposal to extend the time ADEX has to consummate its initial business combination, as described in its definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022 (the “Extension Proposal”). The Special Meeting will reconvene at 11:00 a.m. Eastern time on December 23, 2022, and will still be held virtually at https://www.cstproxy.com/aditedtech/2022. The sole item to be considered at the reconvened Special Meeting will be the Extension Proposal.

Stockholders of record as of November 4, 2022 are entitled to vote at the Special Meeting. If any such stockholders have questions or need assistance in connection with the Special Meeting, please contact ADEX’s proxy solicitor, Okapi Partners LLC, by calling (877) 259-6290 (banks and brokers can call collect at (212) 297-0720), or by emailing info@okapipartners.com.

About Adit EdTech Acquisition Corp.

ADEX is a publicly listed special purpose acquisition company sponsored by an affiliate of Adit Ventures, LLC, formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. ADEX’s strategy is to focus on companies which offer an opportunity for stockholder value creation through the combination of (i) an attractive valuation entry point, (ii) a clear plan to unlock incremental value through operational and/or strategic improvements and (iii) a clear path to bring the target company to the public market and implement best-in-class public company governance. ADEX’s CEO, David Shrier, has published multiple books about blockchain and fintech and created the global online fintech and blockchain programs for the Massachusetts Institute of Technology and the University of Oxford. ADEX’s CFO, John D’Agostino, founded and leads the AIMA Digital Asset Working Group, is Chair of the of the UK Consulate’s Financial Services Working Group, and is Fellow of the AIF Global Financial Innovation Institute.

Important Information About the Merger and Where to Find It

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination transaction between ADEX and Griid Holdco LLC (“GRIID”) and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GRIID, the combined company or ADEX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. ADEX has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the SEC. The definitive proxy statement/prospectus will be sent to all ADEX stockholders. Before making any voting decision, investors and security holders of ADEX are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ADEX through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, ADEX and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ADEX’s directors and executive officers is available in ADEX’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.